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                                                                    EXHIBIT 12.1
GLENBOROUGH REALTY TRUST INCORPORATED
Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1996 and the three month period ended September 30, 1996

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
                                 GRT Predecessor Entities, Combined
                                  Twelve Months Ended December 31,        The Company
                                 ----------------------------------   -------------------
                                                                        Twelve    Three
                                                                        Months    Months
                                                                        Ended     Ended
                                    1992     1993     1994    1995     12/31/96  3/31/97
                                  -------- -------  ------- -------    --------  -------
EARNINGS, AS DEFINED
  Net Income (loss)               $(2,681)  $ 4,418  $1,580  $   524   $(1,609)   $2,363
  Extraordinary items                (556)  (2,274)      --       --      7,423       --
  Federal and State income taxes       700       24      176     357         --       --
  Minority Interest                    (8)        5       43      --        292      231
  Fixed Charges                      1,860    1,301    1,140   2,129      3,913    1,573
                                   -------   ------   ------  ------    -------   ------
                                     (685)   $3,474   $2,939  $3,010    $10,019   $4,167
                                   -------   ------   ------  ------    -------   ------
FIXED CHARGES, AS DEFINED           $1,860   $1,301   $1,140  $2,129     $3,913   $1,573
                                   -------   ------   ------  ------    -------   ------

RATIO OF EARNINGS TO
  FIXED CHARGES                     (0.37)     2.67     2.58    1.41       2.56     2.65
                                   -------   ------   ------  ------    -------   ------
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